2285-03


         American Trans Air, Inc.
         7337 West Washington St.
         Indianapolis International Airport
         Indianapolis, Indiana 46231

     Subject: Flight Crew Training Spare Parts Support

     Reference:  Purchase  Agreement 2285 (the Purchase  Agreement)  between The
Boeing Company (Boeing) and American Trans Air, Inc. (Customer) relating to Model 757-33N aircraft (the Aircraft)

         This Letter Agreement is entered into on the date below, and amends and supplements the Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Agreement.

         DEFINITION OF TERMS:

     FLIGHT CREW TRAINING: Flight training conducted by Boeing and occurring immediately following delivery of the Aircraft.

     REMOVED PARTS: Parts removed from an Aircraft during Flight Crew Training.

     REPLACEMENT PARTS: Parts taken from Boeing inventory and installed in an Aircraft because no Standby Parts are available.

     STANDBY PARTS: Parts which are owned by Customer and located at Customer's designated storage area at Boeing to support Flight Crew Training.

     TRAINING AIRCRAFT: The Aircraft delivered to Customer and used for Flight Crew Training.


1.       PROVISIONING OF SPARE PARTS

                  To support Flight Crew Training, Boeing agrees to provide normal line maintenance and expendable spare parts at no charge on the Training Aircraft; and Customer agrees to provide Standby Parts for the Training Aircraft. The Standby Parts list, including part numbers, exact quantities and on-dock dates, will be established during the provisioning meeting.

                  If parts other than those discussed above fail on the Training Aircraft during Flight Crew Training, Boeing will attempt to provide Replacement Parts for those failed parts. If Boeing is unable to provide Replacement Parts, Customer will be responsible for providing those parts.


2.       DISPOSITION OF REMOVED PARTS

                  With respect to Removed Parts, Boeing may:

     (i) repair such Removed Parts, at no charge to Customer, and either retain such parts as Standby Spare Parts or return the Removed Parts to Customer, at Customer expense;

     (ii) return the Removed Parts to Customer at Customer's expense; or

     (iii)  return  the  Removed  Parts  to  the   manufacturer  for  repair  or
replacement under such manufacturer's warranty. Upon Boeing's receipt of the repaired Removed Parts or their replacements, Boeing may retain such Removed Parts or their replacements as Standby Parts or return such Removed Parts or their replacements to Customer, at Customer's expense.

                  Any Removed Parts returned to Customer, or replacements, will be accomplished in accordance with any written instructions from Customer received by Boeing prior to such return.


3.       REDELIVERY OF STANDBY PARTS

                  Standby Parts not installed in the Training Aircraft will be redelivered to Customer on board the last aircraft used for Flight Crew Training.


4.       NON-PERFORMANCE BY CUSTOMER

                  If Customer's non-performance of obligations in this Letter Agreement causes a delay in the Flight Crew Training, Customer will be deemed to have agreed to any such delay in Flight Crew Training. In addition, Boeing will have the right to:

     (i) purchase Standby Spare Parts and invoice Customer for the price of such Parts and for any necessary adjustment and calibration of such Parts;

     (ii) cancel or reschedule the Flight Crew Training.

     (iii) invoice Customer for any expenses, including but not limited to ground handling expenses, maintenance costs and storage costs, that are directly attributable to the delay in the Flight Crew Training.


5.       CUSTOMER WARRANTY

                  Customer warrants that the Standby Parts will meet the requirements of the Detail Specification and be in a condition to pass Boeing's receiving inspection and functional test, and if not in a new condition, will have an attached FAA Serviceable Parts Tag.


6.       TITLE AND RISK OF LOSS

                  Title to and risk of loss of any Standby Parts or Removed Parts will remain with Customer. Boeing will have only such liability for Standby Parts and Removed Parts as a bailee for mutual benefit would have, but will not be liable for loss of use. For Replacement Parts, title will transfer to Customer at the time such part is installed on the Training Aircraft.

         Very truly yours,

         THE BOEING COMPANY


         By
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         Its ATTORNEY-IN-FACT
            --------------------------------


         ACCEPTED AND AGREED TO this

         Date:                        , 2000
                ----------------------

         AMERICAN TRANS AIR, INC.


         By
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         Its
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